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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-35774 and 333-90734) pertaining to the PRAECIS PHARMACEUTICALS INCORPORATED Second Amended and Restated 1995 Stock Plan, as amended, and Employee Stock Purchase Plan, as amended, of our report dated January 22, 2003, with respect to the consolidated financial statements of PRAECIS PHARMACEUTICALS INCORPORATED included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                           /s/ Ernst & Young LLP


Boston, Massachusetts
March 14, 2003